Exhibit 99.1

Gamida Cell Announces Closing of $25 Million Financing with Highbridge

Boston, Mass. – December 12, 2022 – Gamida Cell Ltd. (Nasdaq: GMDA), the global leader in the development of NAM-enabled cell therapies for patients with hematologic and solid cancers and other serious diseases, announced the closing of a senior secured convertible term loan of $25 million with certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”). Pursuant to the loan agreement, Gamida Cell’s wholly-owned subsidiary, as borrower, will draw down $25 million from the facility with a maturity date of December 12, 2024.

The proceeds from the term loan, together with the net proceeds from Gamida Cell’s $20 million public offering of ordinary shares announced on September 27, 2022 and its existing cash and cash equivalents and trading financial assets, are expected to (i) fund commercial readiness and initial launch activities to support launch of omidubicel, if approved; (ii) fund the continued development of its NK product pipeline, including clinical stage asset GDA-201; and (iii) be used for general corporate purposes, including general and administrative expenses and working capital.

“We are pleased to secure additional capital from an existing investor as we continue to prepare for the launch of omidubicel, which is pending FDA review. Omidubicel has the potential to address the unmet need for patients with hematologic malignancies in need of an allogeneic hematopoietic stem cell transplant,” said Abbey Jenkins, CEO of Gamida Cell. “As we anticipate our shift from clinical to commercial stage, we are now in a stronger financial position to prepare for launch while continuing development of our promising NK pipeline, including our clinical stage asset GDA-201.”

The term loan was made at 97% of the principal amount thereof, constitutes a senior secured obligation of Gamida Cell and its wholly owned subsidiaries and will accrue interest at an annual rate of 7.5% per year The facility, which has a maturity of December 12, 2024, calls for interest only payments for the first four months and principal and interest payments amortized over the remaining term. Installment payments may be payable in cash or in ordinary shares subject to certain conditions. Subject to certain limitations, the term loan may be exchanged into Gamida Cell’s ordinary shares, in certain cases at the option of Highbridge and in others at the option of Gamida Cell, at an initial exchange rate of 0.52356 ordinary shares per $1.00 principal amount of notes (equivalent to an exchange price of $1.91 per ordinary share).

“We have been encouraged by Gamida’s milestone achievements this year, including BLA acceptance with Priority Review,” commented Jonathan Segal, Co-Chief Investment Officer of Highbridge Capital Management. “We look forward to continuing to work collaboratively with Gamida Cell’s management team and board.”

Gamida Cell may prepay all but not less than all of the term loan for cash, at its option, at 100% of the principal amount, plus a make whole amount comprised of all accrued and unpaid and remaining coupons due through the maturity date and a prepayment premium of 5% on the principal amount to be prepaid.

About Omidubicel

Omidubicel is an advanced cell therapy candidate developed as a potential life-saving allogeneic hematopoietic stem cell (bone marrow) transplant for patients with blood cancers. Omidubicel demonstrated a statistically significant reduction in time to neutrophil engraftment in comparison to standard umbilical cord blood in an international, multi-center, randomized Phase 3 study (NCT0273029) in patients with hematologic malignancies undergoing allogeneic bone marrow transplant. The Phase 3 study also showed reduced time to platelet engraftment, reduced infections and fewer days of hospitalization. One-year post-transplant data showed sustained clinical benefits with omidubicel as demonstrated by significant reduction in infectious complications as well as reduced non-relapse mortality and no significant increase in relapse rates nor increases in graft-versus-host-disease (GvHD) rates. Omidubicel is the first stem cell transplant donor source to receive Breakthrough Therapy Designation from the FDA and has also received Orphan Drug Designation in the US and EU. The BLA for omidubicel has been assigned a Prescription Drug User Fee Act (PDUFA) target action date of May 1, 2023. If approved, omidubicel will be the first allogeneic advanced stem cell therapy donor source for patients with blood cancers in need of a stem cell transplant.

Omidubicel is an investigational stem cell therapy candidate, and its safety and efficacy have not been established by the FDA or any other health authority. For more information about omidubicel, please visit https://www.gamida-cell.com.

About GDA-201

Gamida Cell applied the capabilities of its nicotinamide (NAM)-enabled cell expansion technology to develop GDA-201, an innate NK cell immunotherapy candidate for the potential treatment of hematologic and solid tumors in combination with standard of care antibody therapies. GDA-201, the lead candidate in the NAM-enabled NK cell pipeline, has demonstrated promising initial clinical study data. Preclinical studies have shown that GDA-201 may address key limitations of NK cells by increasing the cytotoxicity and in vivo retention and proliferation in the bone marrow and lymphoid organs. Furthermore, these data suggest GDA-201 may improve antibody-dependent cellular cytotoxicity (ADCC) and tumor targeting of NK cells. There are approximately 40,000 patients with relapsed/refractory lymphoma in the US and EU, which is the patient population that will be studied in the currently ongoing GDA-201 Phase 1/2 clinical trial.

For more information about GDA-201, please visit https://www.gamida-cell.com. For more information on the Phase 1/2 clinical trial of GDA-201, please visit www.clinicaltrials.gov.

GDA-201 is an investigational cell therapy candidate, and its safety and efficacy have not been established by the FDA or any other health authority.

About NAM Technology

Our NAM-enabling technology is designed to enhance the number and functionality of targeted cells, enabling us to pursue a curative approach that moves beyond what is possible with existing therapies. Leveraging the unique properties of NAM (nicotinamide), we can expand and metabolically modulate multiple cell types — including stem cells and natural killer cells — with appropriate growth factors to maintain the cells’ active phenotype and enhance potency. Additionally, our NAM technology improves the metabolic fitness of cells, allowing for continued activity throughout the expansion process.

About Gamida Cell

Gamida Cell is pioneering a diverse immunotherapy pipeline of potentially curative cell therapy candidates for patients with solid tumor and blood cancers and other serious blood diseases. We apply a proprietary expansion platform leveraging the properties of NAM to allogeneic cell sources including umbilical cord blood-derived cells and NK cells to create therapy candidates with potential to redefine standards of care. These include omidubicel, an investigational product with potential as a life-saving alternative for patients in need of bone marrow transplant, and a line of modified and unmodified NAM-enabled NK cells targeted at solid tumor and hematological malignancies. For additional information, please visit www.gamida-cell.com or follow Gamida Cell on LinkedIn, Twitter, Facebook or Instagram at @GamidaCellTx.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the use of proceeds from the term loan, previously announced public offering and other existing cash and cash equivalents and trading financial assets, our commercial relationship with Highbridge, regulatory filings submitted to the FDA (including the potential timing of and prospects for the FDA’s review of the BLA for omidubicel), commercialization planning efforts, and the potentially life-saving or curative therapeutic and commercial potential of Gamida Cell’s product candidates (including omidubicel). Any statement describing Gamida Cell’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to a number of risks, uncertainties and assumptions, including those related to the impact that the COVID-19 pandemic could have on our business, and including the scope, progress and expansion of Gamida Cell’s clinical trials and ramifications for the cost thereof; clinical, scientific, regulatory and technical developments; and those inherent in the process of developing and commercializing product candidates that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such product candidates. In light of these risks and uncertainties, and other risks and uncertainties that are described in the Risk Factors section and other sections of Gamida Cell’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on November 14, 2022, as amended, and other filings that Gamida Cell makes with the SEC from time to time (which are available at http://www.sec.gov), the events and circumstances discussed in such forward-looking statements may not occur, and Gamida Cell’s actual results could differ materially and adversely from those anticipated or implied thereby. Although Gamida Cell’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Gamida Cell. As a result, you are cautioned not to rely on these forward-looking statements.

For investors:

Courtney Turiano

Stern Investor Relations, Inc.

Courtney.Turiano@sternir.com

1-212-362-1200

For media:

Heather DiVecchia

Director, Investor Relations and Corporate Communications

Heather@gamida-cell.com

1-617-892-9083

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